UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2023

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On May 24, 2023, James B. Gattoni, President and Chief Executive Officer of Landstar System, Inc. (“Landstar” or the “Company”) and James P. Todd, Vice President and Chief Financial Officer of Landstar, will appear at the Annual Wolfe Research 2023 Global Transportation & Industrials Investment Conference. During the conference, it is anticipated that Messrs. Gattoni and Todd will provide attendees with an update with respect to the Company’s truck load volumes, truck revenue per load, revenue and diluted earnings per share guidance for the Company’s second fiscal quarter provided in its 2023 first quarter earnings release, a copy of which was furnished as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2023.

Mr. Gattoni and Mr. Todd intend to state during their remarks at the conference that based on overall market conditions and trends in the number of loads and revenue per load on loads hauled via truck through the first seven weeks of the Company’s 2023 second quarter, the Company anticipates both revenue and diluted earnings per share to be below the low end of the Company’s prior guidance issued on April 26, 2023 (the “Prior Guidance”). The updated guidance reflects truck load volume currently trending below the 2022 second quarter by sixteen to eighteen percent, and revenue per load on loads hauled via truck trending below the 2022 second quarter by fourteen to sixteen percent. As such, Mr. Gattoni and Mr. Todd further intend to state that revenue for the 2023 second quarter is expected to be in the range of $1.325 billion to $1.375 billion, the mid-point of which is $75 million, or 5.3%, below the mid-point of the Prior Guidance range of $1.40 billion to $1.45 billion. Based primarily on the lower revenue expectations, diluted earnings per share for the 2023 second quarter is expected to be in the range of $1.75 to $1.85, compared to the Prior Guidance range of $1.90 to $2.00. This updated guidance assumes insurance and claims expense will be similar to the insurance and claims expense reported in the 2023 first quarter and an effective income tax rate of 24.4%, both assumptions consistent with the Prior Guidance.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Current Report on Form 8-K that are not based on historical facts are “forward-looking statements”. This Current Report contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2022 fiscal year; the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2022 fiscal year and Form 10-Q for the 2023 first fiscal quarter, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: May 23, 2023	By:	/s/ James P. Todd
	Name:	James P. Todd
	Title:	Vice President, Chief Financial Officer and Assistant Secretary